Exhibit 1.1

4,938,272 Shares

METABASIS THERAPEUTICS, INC.

Common Stock

PLACEMENT AGENT AGREEMENT

March 24, 2006

COWEN & CO., LLC

Piper Jaffray & Co.

c/o Cowen & Co., LLC

1221 Avenue of the Americas

New York, New York 10020

Dear Sirs:

1.             INTRODUCTORY. Metabasis Therapeutics, Inc., a Delaware corporation (the “Company”), proposes, pursuant to the terms of this Placement Agent Agreement (this “Agreement”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the purchasers identified therein (each a “Purchaser” and collectively, the “Purchasers”), to sell to the Purchasers an aggregate of 4,938,272 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company. The aggregate of 4,938,272 shares of Common Stock so proposed to be sold is hereinafter referred to as the “Stock”. The Company hereby confirms its agreement with Cowen & Co., LLC (“Cowen”) and Piper Jaffray & Co. (together with Cowen, the “Placement Agents”), as set forth below. Cowen is acting as the representative of the Placement Agents and in such capacity is hereinafter referred to as the “Representative.”

2.             AGREEMENT TO ACT AS PLACEMENT AGENTS; PLACEMENT OF STOCK. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement:

(I)       The Company hereby authorizes the Placement Agents to act as its exclusive agents to solicit offers for the purchase of all or part of the Stock from the Company in connection with the proposed offering of the Stock (the “Offering”). Until the Closing Date (as defined in Section 4 hereof), the Company shall not, without the prior consent of the Representative, solicit or accept offers to purchase Stock otherwise than through the Placement Agents.

(II)      The Placement Agents agree, as agents of the Company, to use their best efforts to solicit offers to purchase the Stock from the Company on the terms and subject to the conditions set forth in the Prospectus (as defined below). The Placement Agents shall use best efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Stock has been solicited by the Placement Agents and accepted by the Company, but the Placement Agents shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agents be obligated to purchase any Stock for their own accounts and, in soliciting purchases of Stock, the Placement Agents shall act solely as the Company’s agents and not as principals. Notwithstanding the foregoing and except as otherwise provided in Section 2(III), it is understood and agreed that the Placement Agents (or its affiliates) may, solely at their discretion and without any obligation to do so, purchase Stock as principals.

(III)     Subject to the provisions of this Section 2, offers for the purchase of Stock may be solicited by the Placement Agents as agents for the Company at such times and in such amounts as the Placement Agents deem advisable. Each Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Stock received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase the Stock and may reject any such offer, in whole or in part. Each Placement Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Stock received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

(IV)     The purchases of the Stock by the Purchasers shall be evidenced by the execution of Subscription Agreements by each of the parties thereto.

(V)      As compensation for services rendered, on the Closing Date (as defined in Section 4 hereof), the Company shall pay to the Placement Agents by wire transfer of immediately available funds to an account or accounts designated by the Representative, an aggregate amount equal to six percent (6%) of the gross proceeds received by the Company from the sale of the Stock on such Closing Date (such aggregate amount to be divided between the Placement Agents pursuant to a prior existing agreement between the Placement Agents).

(VI)     No Stock which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Stock shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Stock to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(I)       REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Placement Agents and the Purchasers that:

(a)        The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (No. 333-131518), which became effective as of February 22, 2006 (the “Effective Date”), including a base prospectus relating to the

Stock (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430A or 434(d) under the Securities Act), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the Rules and Regulations of the Commission, proposes to file the Prospectus (as defined below), with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” as used in this Agreement means the Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement as of the Effective Date, except that if any revised prospectus or prospectus supplement shall be provided to the Representative by the Company for use in connection with the offering and sale of the Stock which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Representative for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed. If the Company has filed an abbreviated registration statement to register additional Stock pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

(b)        As of the Applicable Time (as defined below), neither (i) the General Use Free Writing Prospectus (as defined below), if any, issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below) and the information included on Schedule A hereto, if any, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), if any, issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included, or as of the Closing Date will include, any untrue statement of a material fact or omitted, or as of the Closing Date will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, if any, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 18). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 5:00 P.M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Pricing Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented as of immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act relating to the Stock in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule A to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c)        No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, if any, or the Prospectus relating to the proposed offering of the Stock has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Company, is threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 18).

(d)        At the time the Registration Statement and any amendments thereto became or become effective, at the date of this Agreement and at the Closing Date, the Registration

Statement and any amendments thereto conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was or is issued and at the Closing Date, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations and warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by the Representative by or on behalf of any Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 18).

(e)        Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Stock or until the occurrence of an event or development with respect to which the Company promptly  notified or notifies the Representative as described in Section 5(I)(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus, if any, in reliance upon, and in conformity with, written information furnished to the Company by the Representative by or on behalf of any Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 18).

(f)         The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)        The Company has not, directly or indirectly, distributed and will not distribute any written offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, the documents incorporated by reference therein, and other written materials, if any, permitted under the Securities Act and consistent with Section 5(I)(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses, if any, required to be filed with the Commission in the time and manner required under Rules 163(b)(2) and 433(d), as applicable, under the Securities Act.

(h)        The Company and the Subsidiary (as defined below) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiary taken as a whole (a “Material Adverse Effect”). The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: Aramed, Inc., a Delaware corporation (the “Subsidiary”).

(i)         This Agreement has been duly authorized executed and delivered by the Company.

(j)         The Stock to be issued and sold by the Company to the Placement Agents hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the General Disclosure Package and the Prospectus.

(k)        The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or the Subsidiary other than those described above or accurately described in the General Disclosure Package and the Prospectus.

(l)         All the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package or the Prospectus, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(m)       The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of the property or assets of the Company or the Subsidiary is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or the Subsidiary or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary or any of their properties or assets, except where any such conflict, breach, violation or default described in clause (i) or (iii) would not have, singularly or in the aggregate, a Material Adverse Effect.

(n)        Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, the National Association of Securities Dealers, Inc. and the NASDAQ Stock Market’s National Market (the “Nasdaq National Market”) in connection with the offering and sale of the Stock by the Company, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the offer or sale of the Stock or the consummation of the transactions contemplated hereby.

(o)        Ernst & Young LLP, who have audited certain financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(p)        The financial statements, together with the related notes, included or incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package. The financial statements, together with the related notes, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, the Rules and Regulations and the rules and regulations under the Exchange Act. No other financial statements or supporting schedules are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.

(q)        Neither the Company the Subsidiary has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since such date, there has not been any change in the capital stock (other than issuances of options or Common Stock in the ordinary course of business and pursuant to equity incentive plans disclosed in the General Disclosure Package or the issuance of Common Stock upon the exercise of outstanding options and warrants) or long-term debt of the Company or the Subsidiary, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiary taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package.

(r)         Except as set forth in the General Disclosure Package, there is no legal or governmental proceeding pending to which the Company or the Subsidiary is a party or of which any property or assets of the Company or the Subsidiary is the subject which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or the Subsidiary, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(s)        Neither the Company nor the Subsidiary (i) is in violation of its charter or by-laws, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this paragraph (s), for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(t)         The Company or its collaborators possess or believe they can obtain in the ordinary course when required all licenses, certificates, approvals, clearances, authorizations, permits, consents and orders issued by, and have made all declarations and filings with, or will make in the ordinary course when required, the appropriate local, state, federal or foreign regulatory agencies or bodies in each jurisdiction where the Company’s products, as described in the General Disclosure Package and the Prospectus, are being tested or are proposed to be sold as of the date hereof (collectively, the “Governmental Permits”)

which are necessary or desirable for the ownership of the Company’s properties or the conduct of the Company’s business as described in the General Disclosure Package and the Prospectus (including those that may be required by the U. S. Food and Drug Administration (the “FDA”), any agency of any foreign government and any other foreign regulatory authority exercising authority comparable to that of the FDA (including any non-governmental entity whose approval or authorization is required under foreign law comparable to that administered by the FDA) and any state, federal or foreign agencies or bodies engaged in the regulation of pharmaceuticals) except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect. Each issued Governmental Permit, if any, is currently in full force and effect, and no proceeding has been instituted or is pending or, to the best of the Company’s knowledge, is contemplated or threatened, which in any manner affects or draws into question the validity or effectiveness of any Governmental Permit or relates in any way to the revocation or modification thereof, and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(u)        Neither the Company nor the Subsidiary is or, after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v)        Neither the Company nor any of its officers, directors or, to the Company’s knowledge, other affiliates, has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(w)       The Company and the Subsidiary own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the General Disclosure Package and the Prospectus as being owned by them for the conduct of their respective businesses as now conducted and as proposed to be conducted or otherwise necessary or used in connection with the commercialization of the existing product candidates of the Company and the Subsidiary and the product candidates described in the Prospectus as being under development (collectively, the “Intellectual Property”), and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiary with respect to the foregoing. To the best of the Company’s knowledge, none of the patents owned or licensed by the Company or the Subsidiary is unenforceable or invalid, and none of the patent applications owned or licensed by the Company or the Subsidiary would be unenforceable or invalid if issued as patents. Neither the Company nor the Subsidiary is obligated to pay a royalty, grant a license or provide other consideration to any third party in connection with the Intellectual Property other than as described in the General Disclosure Package and the Prospectus. To the best of the Company’s knowledge and except as described in the General Disclosure Package and the Prospectus, the Company’s business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. Except as described in the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

(x)        The Common Stock (including the Stock) is registered pursuant to Section 12(g) of the Exchange Act and the Company and since the completion of the initial public offering of its Common Stock, the Company has not received any notification (written or oral) from the Nasdaq National Market, any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility.

(y)        The Company and the Subsidiary have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company the Subsidiary taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that may result in a Material Adverse Effect.

(z)        The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the General Disclosure Package and the Prospectus were and, if still pending, are being conducted in material compliance with all applicable local, state and federal laws, rules, regulations and guidance, including, but not limited to, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312. The descriptions of the results of such studies, tests and trials contained in the General Disclosure Package and the Prospectus are accurate and complete in all material respects. The Company is not aware of any studies, tests or trials the results of which reasonably call into question the clinical trial results described or referred to in the General Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(aa)      No labor disturbance by the employees of the Company or the Subsidiary exists or, to the best of the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiary’s principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or the Subsidiary plans to terminate employment with the Company or the Subsidiary.

(bb)     No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or, to the best of the Company’s knowledge, could reasonably be expected to occur with respect to any employee benefit plan of the Company or the Subsidiary which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or the Subsidiary is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and the Subsidiary have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each such pension plan for which the Company or the Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(cc)      There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or the Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or the Subsidiary is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or the Subsidiary, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company the Subsidiary has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(dd)     The Company and the Subsidiary each (i) have filed all necessary federal, state and foreign income and franchise tax returns, (ii) have paid all federal state, local and foreign taxes due and payable, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it which would reasonably be expected to have a Material Adverse Effect.

(ee)      The Company and the Subsidiary carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(ff)       The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15(d)-15(e) under the Exchange Act), which are designed to ensure that information required  to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Form 10-K for the year ended December 31, 2005 (the “Evaluation Date”). The Company presented in its Form 10-K for the year ended December 31, 2005 the conclusions of the certifying officers about the effectiveness of such disclosure controls and procedures based on their evaluation as of the Evaluation Date. Since the Evaluation Date, there has been no significant change in the Company’s internal control over financial reporting (as such term is defined in Rule 13(a)-15(f) and 15(d)-15(f) under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg)     The minute books of the Company have been made available to the Placement Agents and counsel for the Placement Agents, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company since the time of its incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(hh)     There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package and in the Prospectus or a document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or a document incorporated by reference therein which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement or in a document incorporated by reference therein are accurate and complete descriptions of such documents in all material respects. Other than as described in the General Disclosure Package, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and neither the Company nor the Subsidiary has received notice or has any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(ii)        No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the General Disclosure Package and the Prospectus which is not so described.

(jj)        No person or entity has the right to require registration of shares of Common Stock or other securities of the Company concurrent with or as a result of the Offering, except as described in the General Disclosure Package and the Prospectus and except for persons and entities who have expressly waived such right or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

(kk)      The principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act (as defined below) with respect to all reports required to be filed by the Company with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(ll)        Neither the Company nor to the knowledge of the Company, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company.

(mm)    Neither the Company nor the Subsidiary own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(nn)     Other than this Agreement, neither the Company nor the Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Placement Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock or any transaction contemplated by this Agreement.

(oo)     No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp)     Neither the Company, nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, has, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment from corporate funds to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful bribe, rebate, payoff, influence, kickback or payment from corporate funds to any foreign or domestic government official or employee.

(qq)     The Stock has been approved for listing subject to notice of issuance on the Nasdaq National Market.

(rr)       The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are currently in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions.

(ss)      The Company is in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are currently in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and all times after the effectiveness of such requirements.

(tt)       No approval of the stockholders of the Company under the rules and regulations of the Nasdaq National Market (including Rule 4350 of the Nasdaq National Marketplace Rules) is required for the Company to issue and deliver to the Purchasers the Stock.

(uu)     There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources that are required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.

(vv)     There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or the Subsidiary to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(ww)    The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(xx)       The operations of the Company and the Subsidiary are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(yy)     Neither the Company nor the Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person known by the Company to be currently subject to any U.S. sanctions administered by OFAC.

(zz)       Neither the Company nor any of its affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section (dd) of the By-laws of the NASD) of, any member firm of the NASD, except as may be disclosed in writing to the Representative.

Any certificate signed by or on behalf of the Company by an officer of the Company and delivered to any Placement Agent or to counsel for the Placement Agents in connection with the offering of the Stock shall be deemed to be a representation and warranty by the Company to the Placement Agents as to the matters covered thereby.

4.             THE CLOSING. The time and date of closing and delivery of the documents required to be delivered to the Placement Agents pursuant to Section 5 hereof shall be at 10:00 A.M., New York time, on March 30, 2006 (the “Closing Date”) at the office of Cooley Godward LLP; 4401 Eastgate Mall, San Diego, California 92121-1909.

5.             FURTHER AGREEMENTS OF THE COMPANY

(I)       FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the Placement Agents and the Purchasers:

(a)        To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; prior to the Closing Date, to notify the Representative immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Stock, to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the

Prospectus or any amended Prospectus has been filed and to furnish the Representative copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Stock; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, if any, or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, if any, or the Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(b)        The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Placement Agent represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not, make any offer relating to the Stock that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative shall be deemed to have been given in respect of the Issuer Free Writing Prospectus[es], if any, included in Schedule A hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus, if any, as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in the Placement Agents or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Placement Agent that such Placement Agent otherwise would not have been required to file thereunder.

(c)        If at any time prior to the expiration of nine (9) months after the later of (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, when a prospectus relating to the Stock is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), not misleading, or if it is necessary at any time to amend or supplement any Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus, to comply with the

Securities Act or the Exchange Act, that the Company will promptly notify the Representative thereof and will prepare an appropriate amendment or supplement or make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance reasonably satisfactory to the Representative which will correct such statement or omission or effect such compliance and will use its best efforts to have any amendment to any Registration Statement declared effective as soon as possible. The Company will furnish without charge to the Placement Agents and to any dealer in securities as many copies as the Placement Agents may from time to time reasonably request of such amendment or supplement. In case the Placement Agents are required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) relating to the Stock nine (9) months or more after the later of (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, the Company upon the request of the Placement Agents and at the expense of such Placement Agents will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Placement Agents as many copies as such Placement Agents may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(d)        If the General Disclosure Package is being used to solicit offers to buy the Stock at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agents, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e)        If at any time following issuance of an Issuer Free Writing Prospectus, if any, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representative so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative by or on behalf of any Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 18).

(f)         To furnish promptly to the Placement Agents and to counsel for the Placement Agents a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g)        To deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, if any, (iii) any Issuer Free Writing Prospectus, if any, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the later of the date of the execution and delivery of this Agreement or the date of such document).

(h)        To make generally available to its shareholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiary (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(i)         To take promptly from time to time such actions as the Representative may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Stock in such jurisdictions; provided that the Company and the Subsidiary shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(j)         To the extent that any such reports, other communications or financial statements are not available through the Commission’s Electronic Data Gathering and Retrieval System (“EDGAR”), or any system succeeding or replacing EDGAR, upon request, during the period of five (5) years from the date hereof, to deliver to the Placement Agents, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Stock is listed or quoted.

(k)        That the Company will not, for a period of ninety (90) days from the date of the Prospectus, (the “Lock-Up Period”) without the prior written consent of Cowen, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than the Company’s sale of the Stock hereunder and the issuance of (i) Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, (ii) Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof, and (iii) Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to a strategic partnership, joint venture, collaboration, lending or similar arrangement, or in connection with the acquisition or license by the Company of any business, products or technologies, provided that (A) the Company may not issue shares of Common Stock, or securities convertible into or exercisable or exchangeable for shares of Common Stock (and treating these securities as if converted into or exercised or exchanged for Common Stock), in excess of 5% of the Common Stock outstanding immediately following the sale of the Stock (treating all securities as if converted into or exercised or exchanged for Common stock) and (B) the transferee shall furnish to the Representative, prior to any such transfer, a letter, substantially in the form of Exhibit B hereto. The Company will cause each officer and director listed in Schedule B to furnish to the Representative, prior to the Closing Date, a letter, substantially in the form of Exhibit B hereto, pursuant to which each such person shall agree, among other things and subject to certain exceptions, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities and not to engage in any short selling of any Common Stock or any such securities, during the Lock-Up Period, without the prior written consent of Cowen. The Company also agrees that during such period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans. The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (k) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(l)         To supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act or the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m)       Prior to the Closing Date, to furnish to the Placement Agents, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(n)        Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(o)        Until Cowen shall have notified the Company of the completion of the offering of the Stock, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(p)        Not to take any action prior to the Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 5(c).

(q)        To at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(r)         To apply the net proceeds from the sale of the Stock as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(s)        To use its best efforts to ensure that the Stock is quoted on the Nasdaq National Market at the Closing Date.

(t)         To use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Stock.

6.             PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by the Placement Agents, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated:  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the Registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing any transaction document by mail, telex or other means of communications; (d) the fees and expenses (including related reasonable fees and expenses of counsel for the Placement Agents) incurred in connection with securing any required review by the NASD of the terms of the sale of the Stock and any filings made with the NASD; (e) any applicable listing, quotation or other fees; (f) the fees and expenses (including related reasonable fees and expenses of counsel to the Placement Agents) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(I)(i) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) all fees and expenses of the registrar and transfer agent of the Stock; (h) one-third (33.33%) of the fees, disbursements and expenses of counsel to the Placement Agents, up to a maximum amount of $40,000.00 and (i) all other costs and expenses incident to the offering of the Stock or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants; provided that, except to the extent otherwise provided in this Section 6 and in Sections 8 and 10, the Placement Agents shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of any Stock by them and the expenses of advertising any offering of the Stock made by the Placement Agents.

7.             CONDITIONS OF PLACEMENT AGENTS’ OBLIGATIONS. The respective obligations of the Placement Agents hereunder are subject to the accuracy, when made and on the Applicable Time and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(I)       No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 5(I)(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and the NASD shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(II)      The Placement Agents shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agents, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus, if any, or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(III)     The representations and warranties made by the Company herein qualified as to materiality shall be true and correct at all times prior to and on the Closing Date as if made on and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date; and the representations and warranties made by the Company herein not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date as if made on and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. All covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(IV)     All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(V)      Cooley Godward LLP shall have furnished to the Representative such counsel’s written opinion and negative assurances statement, as counsel to the Company, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(VI)     Sterne, Kessler, Goldstein & Fox P.L.L.C. and Saliwanchik, Lloyd & Saliwanchik, a Professional Association, shall have furnished to the Representative such counsel’s written opinion, as special patent counsel to the Company, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(VII)   The Representative shall have received from Brown Raysman Millstein Felder & Steiner LLP, Pillsbury Winthrop Shaw Pittman LLP. and Kleinfeld, Kaplan & Becker, LLP, counsels for the Placement Agents, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(VIII)  At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, addressed to the Placement Agents, executed and dated such date, in form and substance satisfactory to the Representative (i) confirming that they are an independent registered accounting firm with respect to the Company and the Subsidiary within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(IX)    On the Closing Date, the Representative shall have received a letter (the “Bring-Down Letter”) from Ernst & Young LLP addressed to the Placement Agents and dated the Closing Date confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to paragraph (VIII) of this Section 7.

(X)      The Company shall have furnished to the Representative a certificate, dated the Closing Date, of its Chairman of the Board and Chief Executive Officer and its Senior  Vice President and Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus, if any, and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, at the Applicable Time and as of the date of this Agreement and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of the Closing Date, any Permitted Free Writing Prospectus, if any, as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of  the Initial Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company and the Subsidiary, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its Subsidiary taken as a whole, except as set forth in the Prospectus.

(XI)         Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor the Subsidiary shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or the Subsidiary, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiary, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (XI), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

(XII)       No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(XIII)      Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), the Company’s corporate credit rating or the rating of any of the Company’s  debt securities.

(XIV)      Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange, Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) either (A) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the

United States, or there shall have been a declaration of a national emergency or war by the United States or (B) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), if the effect of any such event described in clause (A) or (B) makes it, in the judgment of the Placement Agents, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(XV)       The Nasdaq National Market shall have approved the Stock for inclusion therein, subject only to official notice of issuance.

(XVI)      The Representative shall have received the written agreements, substantially in the form of Exhibit B hereto, of the officers and directors of the Company listed in Schedule B to this Agreement.

(XVII)     The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Placement Agent Agreement and any other documents relating thereto.

(XVIII)   The Company shall have entered into Subscription Agreements with each of the Purchasers and such agreements shall be in full force and effect.

(XIX)      Prior to the Closing Date, the Company shall have furnished to the Representative such further information, opinions, certificates, letters or documents as the Representative shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.

8.             INDEMNIFICATION AND CONTRIBUTION.

(I)                The Company shall indemnify and hold harmless each Placement Agent, its directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Placement Agent Indemnified Parties,” and each a “Placement Agent Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Placement Agent Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (B)  the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) any act or failure to act, or any alleged act or failure to act, by any Placement Agent in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (A) or (B) above of this Section 8(I) (provided that the Company shall not be liable in the case of any matter covered by this subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or  liability resulted directly from any such act or failure to act undertaken or omitted to be taken by such Placement Agent through its gross negligence or willful misconduct), and shall reimburse each Placement Agent Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Placement Agent Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, made in reliance upon and in conformity with written information furnished to the Company by the Representative by or on behalf of any Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 18).

(II)               Each Placement Agent, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representative by or on behalf of any Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agents’ Information as defined in Section 18, and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Placement Agents might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties. Notwithstanding the provisions of this Section 8(II), in no event shall any indemnity by a Placement Agent under this Section 8(II) exceed the total compensation received by such Placement Agent in accordance with Section 2(V).

(III)              Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(I) or  the Placement Agents in the case of a claim for indemnification under Section 8(II), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not defend the action with reasonable diligence after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to defend the action with reasonable diligence after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to one local counsel), which firm shall be designated in writing by Cowen if the indemnified parties under this Section 8 consist of any Placement Agent Indemnified Party or by the Company if the indemnified parties under this Section 8 consist of any Company Indemnified Parties. Subject to this Section 8(III), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(IV)              If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(I) or Section 8(II), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other hand from the offering of the Stock, or (ii) if the allocation provided by clause (i) of this Section 8(IV) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(IV) but also the relative fault of the Company on the one hand and the Placement Agents on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Placement Agents in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Placement Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Representative by or on behalf of any Placement Agent for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Issuer Free Writing Prospectus or “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, consists solely of the Placement Agents’ Information as defined in Section 18. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 8(IV) were to be determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8(IV) shall be deemed to include, for purposes of this Section 8(IV), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 8(IV), no Placement Agent shall be required to contribute any amount in excess of  the total compensation received by such Placement Agent in accordance with Section 2(V) less the amount of any damages which such Placement Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents’ obligations to contribute as provided in this Section 8(IV) are several in proportion to their respective placement obligations and not joint.

9.             TERMINATION. The obligations of the Placement Agents hereunder may be terminated by Cowen, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 7(XI), 7(XIII) or 7(XIV) have occurred or if the Placement Agents shall decline to purchase the Stock for any reason permitted under this Agreement.

10.           REIMBURSEMENT OF PLACEMENT AGENTS’ EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 9, (b) the Company shall fail to tender the Stock for delivery to the Placement Agents for any reason not permitted under this Agreement, or (c) the sale of the Stock is not consummated because any condition to the obligations of the Placement Agents set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, other than by reason of a default by a Placement Agent, then in addition to the payment of amounts in accordance with Section 6, the Company shall reimburse the Placement Agents for the reasonable fees and expenses of the Placement Agents’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Placement Agents.

11.           [Reserved]

12.           ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a)           the Placement Agents’ responsibility to the Company is solely contractual in nature, the Placement Agents have been retained solely to act as Placement Agents in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Placement Agents has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agents have advised or are advising the Company on other matters;

(b)           the price of the Stock set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Placement Agents, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           it has been advised that the Placement Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           it waives, to the fullest extent permitted by law, any claims it may have against the Placement Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agents shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

13.           SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Placement Agents, the Purchasers and the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this

Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Placement Agent Indemnified Parties and the indemnities of the several Placement Agents shall be for the benefit of the Company Indemnified Parties. It is understood that the Placement Agents’ responsibility to the Company is solely contractual in nature and the Placement Agents do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

14.           SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Placement Agents, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents, the Purchasers, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

15.           NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Placement Agents, shall be delivered or sent by mail, telex, facsimile transmission or email to Cowen & Co., LLC, Attention: Michelle Bowe, Esq., Fax: (646) 562-1861 and email: michelle.bowe@cowen.com; and

(b)           if to the Company shall be delivered or sent by mail, telex, facsimile transmission or email to Metabasis Therapeutics, Inc. Attention: John W. Beck, CFO, Fax: (858) 458-3504 and email: beck@mbasis.com.

provided, however, that any notice to a Placement Agent pursuant to Section 8 shall be delivered or sent by mail, telex or facsimile transmission to such Placement Agent at its address set forth in its acceptance telex to the Placement Agents, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof, except that any such statement, request, notice or agreement delivered or sent by email shall take effect at the time of confirmation of receipt thereof by the recipient thereof.

16.           DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

17.           GOVERNING LAW, AGENT FOR SERVICE AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Placement Agents each hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Placement Agents each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Placement Agents. The Company and the Placement Agents each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Placement Agents and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

18.           PLACEMENT AGENTS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Placement Agents’ Information consists solely of the following information in the Prospectus:  (i) the last paragraph on the front cover page concerning the terms of the offering by the Placement Agents; and (ii) the statements concerning the Placement Agents contained in the first paragraph under the heading “Plan of Distribution.”

19.           AUTHORITY OF THE REPRESENTATIVE. In connection with this Agreement, Cowen will act for and on behalf of the Placement Agents, and any action taken under this Agreement by the Representative, will be binding on all the Placement Agents. Piper Jaffray & Co. authorizes Cowen to manage the Offering and the sale of the Shares and to take such action in connection therewith as Cowen in its sole discretion deems appropriate or desirable, consistent with the provisions of the Agreement Among Underwriters previously entered into between Cowen and Piper Jaffray & Co., taking into account that the Offering of the Shares will be in the form of a best efforts placement and not a firm commitment underwriting.

20.           PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, clause or provision hereof. If any Section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21.           GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Placement Agents.

22.           COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agents, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

METABASIS THERAPEUTICS, INC.

By:
Name:
Title:

Accepted as of the date first above written:

COWEN & CO., LLC, on behalf of itself and as Representative

By:
Name:
Title:

PIPER JAFFRAY & CO.

By:
Name:
Title:

SCHEDULE A

General Use Free Writing Prospectuses

None.

SCHEDULE B

List of officers and directors subject to Section 5(I)(k)

Daniel D. Burgess, M.B.A.

Mark D. Erion, Ph.D.

Luke B. Evnin, Ph.D.

Heinz W. Gschwend, Ph.D.

David F. Hale

Paul K. Laikind, Ph.D.

Arnold L. Oronsky, Ph.D.

William R. Rohn

Edgardo Baracchini, Ph.D.

John W. Beck, C.P.A.

Howard Foyt, M.D.

R. Wayne Frost, Pharm. D., J.D.

EXHIBIT A

Form of Subscription Agreement

SUBSCRIPTION AGREEMENT

Metabasis Therapeutics, Inc.

11119 North Torrey Pines Road

La Jolla, California 92037

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1.             This Subscription Agreement (this “Agreement”) is made as of the date set forth below between Metabasis Therapeutics, Inc., a Delaware corporation (the “Company”), and the Investor.

2.             The Company has authorized the sale and issuance to certain investors of up to an aggregate of 4,938,272 shares (the “Shares”) of its Common Stock, par value $0.001 per share (the “Common Stock”), subject to adjustment by the Company’s Board of Directors, or a committee thereof, for a purchase price of $8.10 per share (the “Purchase Price”).

3.             The offering and sale of the Shares (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3 (including the Prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended), that have or will be filed with the Commission and delivered to the Investor on or prior to the date hereof and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission) along with the Company’s counterpart to this Agreement.

4.             The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares of Common Stock set forth below for the aggregate purchase price set forth below. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agents (the “Placement Agents”) named in the Prospectus Supplement and that there is no minimum offering amount.

5.             The manner of settlement of the Shares purchased by the Investor shall be determined by such Investor as follows (check one):

☐            A.       Delivery by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth below, and released by American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)            DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)        REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

THE CITIBANK PRIVATE BANK
666 Fifth Avenue, 5th Floor
New York, NY 10103
ABA # 021-000-089
Account Name: Metabasis Therapeutics, Inc.
Account Number: 76-274083

– OR –

☐            B.         Delivery versus payment (“DVP”) through DTC (i.e., the Company shall deliver Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor at the Closing directly to the account(s) at Cowen & Co., LLC identified by the Investor and simultaneously therewith payment shall be made from such account(s) to the Company through DTC). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)            NOTIFY COWEN & CO., LLC OF THE ACCOUNT OR ACCOUNTS AT COWEN & CO., LLC TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)        CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT COWEN & CO., LLC TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6.             The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be

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affiliates of the Company, (b) it is not a NASD member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Shares, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

7.             The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the final Base Prospectus, dated February 3, 2006, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein, and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement and the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission) along with the Company’s counterpart to this Agreement .

8.             No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or a Placement Agent on behalf of the Company) sending (orally, in writing, or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by or on behalf of the Company.

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Number of Shares:

Purchase Price Per Share: $

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: March , 2006

INVESTOR

By:
Print Name:
Title:
Address:

Agreed and Accepted
this day of March, 2006:

METABASIS THERAPEUTICS, INC.

By:
Title:

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ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1.             Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2.             Agreement to Sell and Purchase the Shares; Placement Agents.

2.1          At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2          The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3          Investor acknowledges that the Company intends to pay Cowen & Co., LLC and Piper Jaffray & Co. (the “Placement Agents”) a fee (the “Placement Fee”) in respect of the sale of Shares to the Investor.

2.4          The Company has entered into a Placement Agent Agreement, dated March 24, 2006 (the “Placement Agreement”), with the Placement Agents that contains certain representations, warranties, covenants, and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. A copy of the Placement Agreement is available upon request.

3.             Closings and Delivery of the Shares and Funds.

3.1          Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agents, and of which the Investors will be notified in advance by the Placement Agents, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2          (a)           Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (a) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page and (b) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

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(b)           Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and to the condition that the Placement Agents shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Company.

3.3          Delivery of Funds.

(a)           Delivery by Electronic Book-Entry at The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor through delivery by electronic book-entry at DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account designated by the Company and the Placement Agents pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of March 24, 2006, by and among the Company, the Placement Agents and Brown Raysman Millstein Felder & Steiner LLP (the “Escrow Agent”):

THE CITIBANK PRIVATE BANK
666 Fifth Avenue, 5th Floor
New York, NY 10103
ABA # 021-000-089
Account Name: Metabasis Therapeutics, Inc.
Account Number: 76-274083

Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Investors to the Company upon the satisfaction, in the sole judgment of the Placement Agents, of the conditions set forth in Section 3.2(b) hereof. The Placement Agents shall have no rights in or to any of the escrowed funds, unless the Placement Agents and the Escrow Agent are notified in writing by the Company in connection with the Closing that a portion of the escrowed funds shall be applied to the Placement Fee. The Company and the Investor agree to indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under this Section 3.3 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless it is finally determined that such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Investor shall also furnish to the Placement Agents a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, a W-8 form).

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Investor acknowledges that the Escrow Agent acts as counsel to the Placement Agents, and shall have the right to continue to represent the Placement Agents, in any action, proceeding, claim, litigation, dispute, arbitration or negotiation in connection with the Offering, and Investor hereby consents thereto and waives any objection to the continued representation of the Placement Agents by the Escrow Agent in connection therewith based upon the services of the Escrow Agent under the Escrow Agreement, without waiving any duty or obligation the Escrow Agent may have to any other person.

(b)           Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at Cowen & Co., LLC to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares being purchased by the Investor.

3.4          Delivery of Shares.

(a)           Delivery by Electronic Book-Entry at The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor through delivery by electronic book-entry at DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing American Stock Transfer & Trust Company, the Company’s transfer agent, to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agents. Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 3.3 above, the Company shall direct its transfer agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

(b)           Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify Cowen & Co., LLC of the account or accounts at Cowen & Co., LLC to be credited with the Shares being purchased by such Investor. On the Closing Date, the Company shall deliver the Shares to the Investor directly to the account(s) at Cowen & Co., LLC identified by Investor and simultaneously therewith payment shall be made from such account(s) to the Company through DTC.

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4.             Representations, Warranties and Covenants of the Investor.

4.1          The Investor represents and warrants to, and covenants with, the Company that (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares, (b) the Investor has answered all questions on the Signature Page and the Investor Questionnaire for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) the Investor, in connection with its decision to purchase the number of Shares set forth on the Signature Page, is relying only upon the Disclosure Package, the documents incorporated by reference therein and the representations and warranties of the Company contained herein.

4.2          The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or any Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agents are not authorized to make and have not made any representation or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

4.3          The Investor further represents and warrants to, and covenants with, the Company that (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

4.4          The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.5          Each Investor represents, warrants and agrees that, since the earlier to occur of  (i) the date on which either Placement Agent first contacted such Investor about the Offering and (ii) the date that is the tenth (10th) trading day prior to the date of this Agreement, it has not engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Each Investor covenants that it will not engage in any transactions in the

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securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Each Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5.             Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

6.             Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)                      if to the Company, to:

Metabasis Therapeutics, Inc.

11119 North Torrey Pines Road

La Jolla, California 92037

Attention:  John W. Beck, Sr. V.P., CFO

Facsimile:  (858) 458-3504

with copies to:

Cooley Godward LLP

4401 Eastgate Mall

San Diego, CA 92121

Attention: Frederick T. Muto, Esq.

Facsimile: (858) 550-6420

(b)       if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.             Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

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8.             Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.             Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.          Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.          Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12.          Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to such Investor.

13.          Press Release. The Company and the Investor agree that the Company shall issue a press release announcing the Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof.

14.          Termination. In the event that the Placement Agreement is terminated by the Placement Agents pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

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EXHIBIT A

METABASIS THERAPEUTICS, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

EXHIBIT B

Form of Lock-Up Agreement

March      , 2006

Cowen & Co., LLC

Piper Jaffray & Co.

c/o Cowen & Co., LLC

1221 Avenue of the Americas

New York, New York 10020

Re:          Metabasis Therapeutics, Inc. – Offering of Common Stock

Dear Sirs:

In order to induce Cowen & Co., LLC (“Cowen”) and Piper Jaffray & Co. (together with Cowen, the “Placement Agents”) to enter into a certain placement agent agreement with Metabasis Therapeutics, Inc., a Delaware corporation (the “Company”), with respect to the public offering of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), the undersigned hereby agrees that for a period (the “lock-up period”) of ninety (90) days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such public offering (the “Final Prospectus”), the undersigned will not, without the prior written consent of Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, nothing contained herein will be deemed to restrict or prohibit the transfer of shares of Common Stock, Beneficially Owned Shares or securities convertible into or exercisable or exchangable for shares of Common Stock (i) as a bona fide gift, (ii) as a distribution to partners, retired partners or the estates of such partners or retired partners or shareholders of the undersigned or (iii) to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided in each of cases (i), (ii) and (iii) that the donees, distributees or transferees thereof agree in writing to be bound by the terms hereof. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the foregoing shall not be deemed to restrict or prohibit the sale of shares of Common Stock pursuant to, or the entry into or modification of, a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of shares of Common Stock within the lock-up period).

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

It is understood that, if the Company notifies the undersigned that it does not intend to proceed with the offering contemplated hereby, the undersigned shall be released from its obligations under this Agreement. In addition, this Agreement shall lapse and become null and void if such offering shall not have occurred on or before June 30, 2006.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the ninety (90) day period following the date of the Final Prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

[Signatory]

By:
Name:
Title:

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